EXHIBIT 10.5

LEASE AGREEMENT DATED MAY 24, 2007

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made as of the 24th day of May, 2007, by and between Denver West Office Leasing Company, a Colorado limited liability company (herein called “Landlord”), and V2K WINDOW FASHIONS, INC., a ColoradoCorp., d/b/a _____________, (herein called “Tenant”).

WITNESSETH:

ARTICLE I

DEFINITIONS, GRANT, TERM

Section 1.01.  DEFINITIONS.  In addition to the terms defined elsewhere in this Lease, the following terms shall have the following meanings:

“Base Rent” – The initial Base Rent shall be calculated by multiplying the Net Rentable Area by the following rates for the respective periods of the Lease as follows:

PERIOD	$/SQUARE FOOT/YEAR
July 1, 2007 – December 31, 2007	$0.00/RSF
January 1, 2008 – December 31, 2008	$15.50/RSF
January 1, 2009 – December 31, 2009	$16.00/RSF
January 1, 2010 – December 31, 2010	$16.50/RSF
January 1, 2011 – December 31, 2011	$17.00/RSF
January 1, 2012 – December 31, 2012	$17.50/RSF

“Base Year” – The Base Year shall be calendar year 2007.

“Building” The building known as Building 1, located in the Project and having a physical address of 13949 West Colfax Avenue, Lakewood, Colorado  80401.

“BuildingNet Rentable Area” – 41,599 SF

“Expiration Date” – December 31, 2012

“Guarantor” –   NONE

“Landlord’s Broker” –  CB Richard Ellis, 4600 S. Syracuse Street, Suite 100, Denver, CO 80237

“Landlord’s Notice Address” – 1546 Cole Boulevard, Suite 200, Lakewood, Colorado 80401.

“Landlord Payment Address” – Denver West Office Leasing, LLC, P.O. Box 974911, Dallas, TX 75397-4911.

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“Landlord’s Taxpayer ID Number” – 84-1598412

“Lease Commencement Date” – July 1, 2007.

 “Premises” – The office space known as Suite 250, in the Building, containing approximately 10,857 net rentable square feet (“Net Rentable Area”), as more particularly described on the floor plan attached as Exhibit A and incorporated herein by this reference.

“Rent Commencement Date” – Except as modified herein, the Rent Commencement date shall be January 1, 2008.

“Security Deposit” – Fifteen Thousand Eight Hundred Thirty-four & 00/100 Dollars ($15,834.00) deposited by Tenant with Landlord pursuant to Section 8.01 to secure Tenant’s obligations hereunder.

“Tenant’s Notice Address”– 13949 West Colfax Avenue, Suite 250, Lakewood, CO 80401

“Tenant’s Broker” – Randy Lewis, Frederick Ross Company, 717 17th Street, Suite 2000, Denver, CO 80202

“Tenant’s Share” –  26.09%.  Tenant shall be responsible for its pro-rata share of increased operating expenses and taxes over the Base Year in accordance with Section 3.04.

“Tenant’s Taxpayer ID Number”–  84-1356206

“Tenant’s Work Allowance”– Tenant shall receive a Tenant Work Allowance, in the amount of $10.00/RSF as set forth in Rider 5.01.

Section 1.02.  PREMISES.  Tenant acknowledges and understands that Landlord is the ground lessee (and an affiliate of the ground lessor) of the Building and the office park known as Denver West Office Park, located in Lakewood, Colorado (the “Project”), which includes the Building, pursuant to one or more ground leases dated October 1, 2001 (collectively, the “Ground Lease”) between Landlord, as ground lessee, and the owners of the fee estate in the Project, collectively as ground lessor (the “Ground Lessor”).  In consideration of the rents, covenants and agreements of this Lease to be observed and performed by the Tenant, Landlord demises and leases to Tenant, and Tenant rents from Landlord the Premises together with any improvements, rights-of-way, easements and any other rights, if any, appurtenant thereto, however, excepting and reserving to Landlord and/or the Ground Lessor the underlying land and the right to install, maintain, use or repair and replace within the Premises such pipes, pipe clean out, conduits, ducts, wires, meters, electric panels, utility rooms or closets, and any other materials or facilities located in or passing through the Premises which serve parts of the Project or Building.

Section 1.03.  COMMENCEMENT AND ENDING DATE OF TERM.  The term of this Lease (the “Lease Term”) shall commence on the Lease Commencement Date and expire on the Expiration Date, and Tenant’s obligation to pay Base Rent and Additional Rent hereunder

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Section 1.04.  shall commence on the Rent Commencement Date.  In the event that for any reason Landlord is unable to deliver any portion of the Premises with any improvements to be provided by Landlord substantially completed, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, if such delay is caused other than by Tenant Delays (as defined hereafter), Tenant shall not be obligated to pay rent or other monetary sums until the date possession is tendered with such improvements substantially completed and the Rent Commencement Date shall be delayed until such date and the Expiration Date of the Lease Term shall be extended by the period of time computed from the scheduled Rent Commencement Date to the date possession is tendered.  In the event that Landlord shall not have delivered possession of the Premises within three (3) months after the scheduled Rent Commencement Date for any reason other than delays caused by Tenant or delay caused by an event of force majeure, Tenant may elect to terminate this Lease by written notice delivered to Landlord not later than thirty (30) days following the end of said three (3) month period.  The foregoing election to terminate and rental abatement (and related delay in the Rent Commencement Date as provided herein) shall be Tenant’s sole remedy for any delay by Landlord in delivering the Premises or delay in completion of any Landlord improvements.  If this Lease is terminated in accordance with the foregoing provisions, Landlord shall return any monies previously deposited by Tenant and the parties shall have no further rights or liabilities toward each other.  Landlord and Tenant agree to mutually execute a letter (“Commencement Letter”) in form substantially similar to the letter attached hereto as Exhibit “C” memorializing the Lease Commencement Date, Rent Commencement Date, and Lease Expiration Date.

ARTICLE II

USE

Section 2.01.  USE.  Unless otherwise approved in writing by Landlord (which approval may be withheld in Landlord’s sole discretion), the Premises shall be used and occupied by Tenant for general office, non-laboratory research and storage purposes, training classes and for no other purpose.

Section 2.02.  SUITABILITY.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as expressly provided in this Lease.

Section 2.03.  USES PROHIBITED.  Tenant shall not do or permit anything to be done in or about the Premises, which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Building or cause a cancellation of any insurance policy covering the Building, or generate a high traffic flow into the Building.

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ARTICLE III

RENT

Section 3.01.  BASE RENT; ADJUSTMENTS.  Commencing on the Rent Commencement Date and on the first day of each calendar month thereafter during the Lease Term, Tenant agrees to pay to Landlord in advance and without any prior notice or demand therefore and without any deduction or set-off whatsoever, monthly installments of the Base Rent as set forth in Section 1.01, together with such increases and adjustment as are provided for herein.  If the Rent Commencement Date shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the Rent Commencement Date, a pro rata portion of the applicable Base Rent, prorated on a per diem basis from the Rent Commencement Date through the end of the month in which it occurs.  If the Expiration Date shall occur upon a day other than the last day of a calendar month, then Tenant shall pay, upon the first day of the last month of the Lease Term, a pro rata portion of the applicable Base Rent, prorated on a per diem basis through the Expiration Date.  The first full month’s Base Rent shall be paid to Landlord upon the execution of this Lease by the parties.

Section 3.02.  ADDITIONAL RENT.  All sums other than Base Rent payable by Tenant under this Lease shall be payable, and referred to in this Lease, as “Additional Rent” and shall be payable on the date that Base Rent is due pursuant to Section 3.01 unless other payment dates are set forth herein.  Landlord shall have the same rights and remedies with respect to the failure by Tenant to pay Additional Rent as Landlord has with respect to the failure by Tenant to pay Base Rent. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

               Section 3.03.  OPERATING EXPENSES.  Tenant shall pay in advance, as Additional Rent for the Premises and the Building, during each calendar year, or part thereof, after the Base Year an amount equal to Tenant’s Share of the total dollar increase, if any, in Operating Expenses (as defined below) paid or incurred by Landlord in excess of the Base Year Operating Expenses, in the amounts and on the dates described in Section 3.04.

(a)  Maintenance and Operating Costs.  The term “Operating Expenses” shall mean the aggregate of those costs and expenses paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) relating to the ownership, maintenance and operation of the Building and the Project (including any of the same payable by Landlord under the Ground Lease) and necessary, in the reasonable judgment of Landlord, to maintain and operate an office building.  Without limiting the generality of the foregoing, Operating Expenses shall include the items described in Rider 3.04 attached hereto and made a part hereof.

(b)  Adjustments For Area Changes and Variable Costs.  In the event of a change in the net rentable area of the Premises or the net rentable area of the Building, then Tenant’s Share of Operating Expenses shall be recalculated accordingly.  Tenant’s Share of the Operating Expenses shall be calculated at all times as though 95% of the building is occupied, regardless of the actual occupancy rate.

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(c)  Separate Metering.  Landlord reserves the right to install at Tenant’s expense separate submeter(s) for one or more utility services provided to the Premises.  In the event of any such submetering, (i) the cost of the applicable utility shall not be included in Operating Expenses for purposes of calculating Tenant’s Share of Operating Expenses, and (ii) Tenant shall pay to Landlord as Additional Rent the actual cost of such utility service(s) to the Premises as calculated by such submeter(s) as set forth on invoices delivered by Landlord to Tenant, inclusive of Landlord’s reasonable administrative fee.

Section 3.04.  ESTIMATES AND PAYMENTS.  Commencing on the first day of the month following the expiration of the Base Year and on the first day of each month thereafter during the term of this Lease, Tenant agrees to pay monthly, as Additional Rent, one-twelfth (1/12) of Landlord’s estimate of Tenant’s Share of the total dollar increase, if any, in Operating Expenses to be paid or incurred by Landlord during the current calendar year in excess of the Base Year Operating Expenses.  At the beginning of each calendar year, Landlord shall give Tenant written notice of its estimate of amount payable under Section 3.03 for the ensuing calendar year.  On or before the first day of each month during the year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if such notice is delayed for any reason, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given.  If at any time or times it appears to Landlord that the amounts payable under Section 3.03 for the current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.  Within ninety (90) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement (“Operating Statement”) indicating the Operating Expenses for the Building paid or incurred by Landlord for the prior calendar year, Tenant’s Share thereof, and the amount that Tenant owes, or is to be credited, for the prior year. The Operating Statement shall be final and binding upon Landlord and Tenant.  Within thirty (30) days after receipt of an Operating Statement, Tenant shall pay to Landlord as Additional Rent, any additional amounts owed to Landlord as shown on the Operating Statement.  Any monies owed Tenant by Landlord shall be applied by Landlord against the next accruing monthly installment(s) of Operating Expenses due from Tenant, or if the Lease Term has expired, shall be paid to Tenant.  Any payments due under this Article 3 shall be prorated for any partial calendar year occurring during the Lease Term.  Tenant’s obligation to pay any amounts due under this Article 3 and Landlord’s obligation to refund any overpayments made by Tenant under this Article 3 for the final year of the Lease Term shall survive the Expiration Date or earlier termination of this Lease.  Unless Tenant shall take written exception to any item contained in an Operating Statement within thirty (30) days after delivery thereof, the Operating Statement shall be deemed final and accepted by Tenant.

ARTICLE IV

SERVICES PROVIDED BY LANDLORD

Section 4.01.  SERVICES.  Landlord agrees to furnish, subject to the terms of this Lease and to the Rules and Regulations of the Building, elevator, water, gas, electricity, suitable for the intended use of the Premises, heat and air conditioning required in Landlord’s judgment for the

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use and occupancy of the Premises, to the Premises during the hours of normal business operation (as reasonably determined by Landlord from time to time) and basic janitorial services (subject to the terms of Section 12.01).  If Tenant is furnished additional services, or if Tenant’s use of the Premises causes additional expense, Tenant shall pay the additional expense.  If Tenant wishes to install electrical equipment such as electrical heating or refrigeration equipment, electronic data processing machines or equipment using services which exceed that usually furnished for use in general office space, Tenant shall obtain the prior written approval of Landlord and Landlord may cause a meter or meters to be installed in the Premises to measure any additional services.  Tenant shall pay as Additional Rent the additional cost involved of such additional services and metering.

Section 4.02.  INTERRUPTION OF SERVICE.  Landlord shall not be liable for damages or consequential damages or in any other way in the event of loss, damage, failure, interruption, defect or change in the quantity or character or supply of electricity or any other utility service furnished to the Premises, unless caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees, and Tenant agrees that such supply may be interrupted for inspection, repairs, or in case of emergency; nor shall the foregoing be construed as a constructive eviction of Tenant, or excuse Tenant from failing to perform any of its obligations hereunder.  Landlord shall attempt to provide Tenant with reasonable advance notice of any interruption, and shall use reasonable efforts to schedule any potentially disruptive, non-emergency repairs, or examination outside normal business hours.  Landlord shall only be required to maintain such services as are reasonably possible under the circumstances in the event all or any part of such systems, facilities and equipment are destroyed, damaged or impaired until completion of the necessary repair or replacement.  Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for damages or consequential damages or in any other way for losses due to any criminal act or for damages done by unauthorized persons on the Premises, the Building, and the Project and Landlord shall not be required to insure against any such losses.  Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building.

Section 4.03.  SECURITY MEASURES.  Tenant hereby acknowledges that although Landlord may from time to time provide security protection for the Project, Building or any part thereof, in which event the cost thereof shall be recoverable by Landlord as an Operating Expense under this Lease, Landlord shall have no obligation to provide any such security measures for the benefit of the Tenant, the Premises, the Building or the Project.  Tenant assumes all responsibility for the protection of Tenant, its agents, its employees and invitees and its and their property from acts of third parties.

Section 4.04.  ENTRY BY LANDLORD.

(a)  Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time in case of an emergency, and at all other times, with reasonable notice to the Tenant, for any purpose permitted pursuant to the terms of this Lease, including, but not limited to, examining the Premises, making repairs, auditing Tenant’s compliance with this Lease and the Rules and Regulations, showing the Premises to prospective purchasers or mortgagees and, during the last year of the Lease Term, prospective tenants, and posting notices of non-responsibility.

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(b)  Landlord shall provide Tenant a total of 36 keys/access cards for the Premises.  Tenant shall not change any existing locks or add any additional locks to any doors for or within the Premises, without the Landlord’s prior written consent and delivery to Landlord of a set of keys for all changed and additional locks.  In an emergency Landlord shall have the right to use any and all means to open the doors to the Premises in order to obtain entry thereto, without liability to Landlord and at Tenant’s sole cost of restoration.  Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations under this Lease.

Section 4.05.  LANDLORD’S RIGHT TO CURE.  All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant’s sole cost and expense if so provided herein and without any abatement of Base Rent or Additional Rent.  If Tenant shall fail to perform any act or to pay any sum of money (other than Base Rent) required to be performed or paid by it hereunder, or shall fail to cure any default and such failure shall continue beyond any applicable notice and grace period set forth herein, then Landlord may, at its option, and without waiving or releasing Tenant from any of its obligations hereunder, make such payment or perform such act on behalf of Tenant.  All sums paid and all costs incurred by Landlord in taking such action shall be deemed Additional Rent and shall be paid to Landlord on demand.

Section 4.06.  LANDLORD RESERVATIONS.  Landlord reserves and retains all rights to make use of the surface, subsurface and airspace above the surface of the Building and the Project and of the interior, exterior and roof of the Building, except as specifically granted to Tenant under this Lease.  Landlord shall have the right to grant any easements, licenses or other rights of use on, over, under and above the Project and within or upon the Building for such purposes as Landlord solely determines, so long as such rights do not conflict with the Tenant’s right to quiet enjoyment within this lease.

Section 4.07.  TENANT’S OBLIGATIONS.

(a)  Tenant shall pay for, prior to delinquency, all telephone and all other materials, maintenance contracts, supplemental air and other services, not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease.

(b)  Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the premises, or water pipes, any apparatus or device, for the purpose of using electric current or water.

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(c)  Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to assess Tenant for additional air conditioning or to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

ARTICLE V

CONDITION OF PREMISES

Section 5.01.  “AS-IS” CONDITION.  Tenant hereby agrees that it has seen and viewed the Project, the Building and the Premises and is satisfied and content with same, and that Tenant hereby accepts possession of the Premises in its “as-is”, “where is” condition.  In the event improvements are being made to the Premises in connection with this Lease, the installation of and Tenant’s acceptance of such improvements is governed by Rider 5.01 to this Lease.

ARTICLE VI

COMPLIANCE WITH LAWS AND RULES

Section 6.01.  GOVERNMENTAL REGULATIONS.

(a)  Tenant, at its sole expense, shall comply with all current and future laws, orders and regulations of federal, state, county and municipal authorities and with any directive of any public officer or officers pursuant to law (“Laws”) applicable to the Premises which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the Building or the use or occupation of the Premises or the Building, including, without limitation, all applicable Laws, relating to public health and safety and protection of the environment.

(b)  Tenant shall immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Laws.  Tenant shall promptly cure and have dismissed with prejudice any such actions and proceeding to the satisfaction of Landlord.  Tenant shall keep the Premises free of any lien imposed pursuant to any Laws.

Section 6.02.  RULES AND REGULATIONS.  The “Rules and Regulations” attached to this Lease as Exhibit B are hereby made a part of this Lease and Tenant agrees to comply with and observe the same.  Landlord reserves the right from time to time to unilaterally establish, modify and enforce such Rules and Regulations.  Tenant’s failure to keep and observe said Rules and Regulations shall constitute a breach of the terms of this Lease in the same manner as if the same were contained herein as covenants.

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ARTICLE VII

PARKING

During the Lease Term, subject to the Rules and Regulations, Tenant shall have the nonexclusive use of the parking area servicing the Building.  Tenant and its agents, employees, contractors, visitors, guests, invitees or licensees shall not interfere with the rights of Landlord or others entitled to use the parking area.

Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the parking area.  Excessive use of the parking area by others shall not be a default or breach of this Lease by Landlord, and shall not suspend or terminate any of Tenant’s obligations under this Lease. At no time shall the Tenant be entitled to less than 3.3 parking spaces per 1,000 RSF leased.

ARTICLE VIII

SECURITY DEPOSIT

Section 8.01.  PURPOSE OF DEPOSIT.  At the time of execution of this Lease, Tenant has deposited the Security Deposit with Landlord, the receipt of which is hereby acknowledged by Landlord.  Said deposit shall be held by Landlord as security for the payment by Tenant of all Base Rent and Additional Rent and the performance by the Tenant of all of the terms, covenants and conditions of this Lease.

Section 8.02.  USE AND RETURN OF DEPOSIT.  If at any time during the term of this Lease, any Base Rent or Additional Rent shall be overdue and unpaid, then Landlord may, at Landlord’s option (but Landlord shall not be required to), appropriate and apply any portion of said deposit to the payment of any such overdue Base Rent or Additional Rent.  In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease, Landlord, at its option, may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant.  Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited. Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.  Should Tenant comply with all of said terms, covenants and conditions, and promptly pay all rents and other sums payable by Tenant under this Lease, then the Security Deposit shall be returned in full to Tenant at the end of the term of the Lease Term, or upon the earlier termination of this Lease.

Section 8.03.  TRANSFER OF DEPOSIT.  Landlord shall deliver the funds deposited hereunder by Tenant to any assignee of Landlord’s interest in the Premises, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

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ARTICLE IX

COMMON USE AREAS AND FACILITIES

Section 9.01.  CONTROL OF COMMON AREAS AND FACILITIES BY LANDLORD.  All common areas and facilities associated with the Building and Project shall at all times be subject to the exclusive control and management of Landlord, and Tenant’s use of the same shall be subject to the terms of this Lease and the Rules and Regulations.

ARTICLE X

RELOCATION OF THE PREMISES

Intentionally Deleted.

ARTICLE XI

ALTERATIONS AND SIGNAGE

Section 11.01.  ALTERATIONS.

(a)  Construction.  After the Rent Commencement Date, Tenant shall not, without Landlord’s prior written consent, make any alterations, improvements, or additions in, on or about the Premises or the Building (collectively “Alterations”).

(b)  Permits and Approvals.  Tenant shall acquire and comply with all necessary permits and approvals from all applicable governmental agencies for work requiring governmental permits or approval.  Promptly upon the completion of all such work, Tenant shall furnish Landlord with a copy of each permit, with signatures indicating final governmental approval of the work, and Tenant shall furnish Landlord, at Tenant’s sole expense, a printed set of as-built plans and an AutoCAD file (version 14 or higher), showing the work in place.  Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, the Building, the Project, or any interest therein.  Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in the Premises that requires a governmental permit or approval.  Tenant shall post notices of Landlord’s non-responsibility for payment for Tenant’s Alterations in or on the Premises or the Building as provided by law, and Landlord shall have the right to post such notices if Tenant fails to do so.  Without limitation, Tenant shall comply with Section 12.04 with respect to all Alterations.

(c)  Ownership of Alterations.  All Alterations by Tenant shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord informs Tenant (at any time up to thirty (30) days prior to the Expiration Date) that removal is required.  In the event Tenant does not remove the Alterations as required by Landlord prior to the

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(d)  Expiration Date, Tenant shall be considered to have possession of the Premises until such Alterations are removed.

Section 11.02.  SIGNS.

(a)  Landlord’s Consent.  Tenant may not install signs on the exterior of the Premises or the Building.  The main entrance door sign and any interior signs visible from the exterior of the Premises shall be subject to Landlord’s approval as to size, design, location and lighting, which shall not be unreasonably withheld; provided signs shall not be illuminated.  All signs and placards must comply with the sign criteria promulgated by Landlord from time to time, and all applicable laws.  Sign criteria shall be uniformly applied to all tenants of the Building and shall be enforced impartially.  Tenant shall pay all costs of fabrication, installation and maintenance of any signs installed in the Premises.

(b)  Removal.  Prior to vacating the Premises, Tenant shall, at its sole cost and expense, remove its sign(s) and placards from the Premises and the Building, and upon the removal or alteration of any of its sign(s) and placards for any reason, Tenant shall repair, paint, restore or replace the surface beneath such signs or placards damaged by such installation or removal.  If Tenant fails to comply with its sign removal and restoration obligations, Landlord may, without liability, enter upon the Premises or the Building, and perform Tenant’s sign removal and restoration obligations, all at Tenant’s expense.

(c)  Building Signage. Tenant shall have the right to standard Building monument signage, Building lobby signage and Building standard suite signage, all to be provided at Landlord’s sole cost.

ARTICLE XII

TENANT’S MAINTENANCE, REPAIR AND SURRENDER OF PREMISES

Section 12.01.  TENANT’S MAINTENANCE.  Tenant shall maintain and repair the Premises, including all interior glass and entryway glass serving the Premises, in good order and repair and shall preserve them in the condition delivered to Tenant on the Rent Commencement Date, normal wear and tear excepted and damage by fire or other casualty not due to Tenant’s negligence excepted.  Tenant shall not permit or commit waste of the Premises, the Building or the Project.  Tenant shall be responsible for cleaning (other than basic janitorial services provided by Landlord pursuant to Section 4.01), repainting and redecorating the Premises, cleaning drapes or other window coverings and carpets at reasonable intervals as needed, and making repairs, replacements and alterations as needed, in a good and workmanlike manner in accordance with the terms and provisions of this Lease, including those governing the performance of any Alterations to the Premises, using contractors approved by Landlord, and materials of equal or better quality and utility to the original work.  Tenant shall be responsible for replacing lamps and bulbs in lighting fixtures within the Premises.  Tenant shall, at its own expense, provide janitorial service to any room requiring special procedures.  Tenant shall repair or replace, at Tenant’s sole cost, to the extent not covered by insurance, any damage done to the

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Building or the Project or any part thereof caused by Tenant or Tenant’s agents, employees, contractors, invitees or visitors.

Section 12.02.  SURRENDER OF THE PREMISES.  On the last day of the Lease Term or on any earlier termination, Tenant shall peaceably and quietly quit and surrender the Premises to Landlord in the same condition as received on the Rent Commencement Date or the date of relocation, as the case may be, clean and free of debris, excepting only ordinary wear and tear and loss by fire or other casualty which Tenant is not obligated to repair pursuant to this Lease.  Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if it could have been prevented by compliance with the Rules and Regulations or by prudent maintenance practices by Tenant.  Unless Landlord requires removal of the same, Tenant shall leave all Alterations on the Premises in good operating condition, subject to ordinary wear and tear.  Tenant shall return all keys and cards provided by Landlord.  In the event Tenant fails to return all keys for the Premises or all access cards for the Building, Tenant shall be assessed the cost of re-keying the Premises or replacing the cards at Landlord’s then prevailing rate.

Section 12.03.  REIMBURSEMENT.  If Tenant refuses or neglects to comply with the Rules and Regulations or to repair and maintain the Premises as required hereunder and to the reasonable satisfaction of Landlord, after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s furniture, fixtures, or other property or to Tenant’s business by reason thereof.  Upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs plus, as Additional Rent, such additional fees or charges as Landlord may impose from time to time for overhead, supervision and other costs and services incurred or provided by Landlord in connection with the repairs.

Section 12.04.  LIENS.

(a)  Prohibition.  Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant, except if such work is performed by Landlord on Tenant's behalf.  At Landlord's option, Tenant shall provide, at Tenant's sole cost, a payment and performance and/or completion bond in an amount equal to one hundred twenty-five percent (125%) of the estimated cost of Alterations to be constructed by Tenant, and otherwise in form and substance reasonably satisfactory to Landlord.  Should any mechanic's or other lien be filed against the Premises, the Building or the Project by reason of Tenant's or its agents' or contractors' acts or omissions or because of a claim against Tenant, Tenant shall cause it to be canceled and discharged of record by bond or otherwise within twenty (20) days after the filing thereof.  Should Tenant fail to discharge such lien within the twenty (20) day period, Landlord may do so by whatever means Landlord deems appropriate, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith.  The remedies provided herein shall be in addition to all other remedies available to Landlord.

(b)  Liability to Third Parties.  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to, or for the performance by, any contractor, laborer, materialman or vendor of any labor or

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services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof.  Tenant and any subtenants shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary  or  other estate of Landlord, or any interest of Landlord in the Premises, the Building, or the Project.  Notice is hereby given that Landlord is not and shall not be liable for any labor, services or materials furnished or to be furnished to Tenant or to anyone holding the Premises or any part thereof, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises, the Building or the Project.

ARTICLE XIII

INSURANCE AND INDEMNITY

Section 13.01.  TENANT’S INSURANCE.  Tenant shall procure and maintain throughout the Lease Term of this Lease, at its sole cost and expense, the insurance identified on Rider 13.01 which is incorporated in and made a part hereof  The minimum limits of insurance coverage required by Rider 13.01 shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.  All insurance required hereunder shall be placed with companies which are rated A-:VII or better by Best’s Insurance Guide and licensed to do business in Colorado.  All such policies shall be written as primary policies not contributing with and not supplemental to the coverage that Landlord may carry, with deductibles not to exceed one percent (1%) of the amount of coverage.  Tenant shall be responsible for the payment of any deductible in the event of an insured loss.  Tenant shall deliver certificates for all such policies prior to the Lease Commencement Date, or, in the case of renewals thereto, thirty (30) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and that no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days’ prior written notice from the insurer to Landlord.  If Tenant shall fail at any time to procure or maintain the insurance required herein, or to provide proof of insurance as required, or if the insurer notifies Landlord that any coverage is to be canceled or non-renewed, such failure or event shall be an event of default hereunder, and Landlord may, at its option, procure such insurance on Tenant’s behalf and the cost thereof, inclusive of an administrative fee of 15.5%  shall be payable upon demand, as Additional Rent.  Payment by Landlord of any insurance premium or the carrying by Landlord of any such insurance policy shall not be deemed to waive or release the default of Tenant with respect thereto.

Section 13.02.  SUBROGATION.  Notwithstanding anything to the contrary contained herein, Tenant hereby waives and releases its rights of recovery against Landlord and its officers, agents and employees for any damage to real or personal property, including resulting loss of use, interruption of business, and other expenses occurring as a result of the use or occupancy of the Premises or the Building to the extent that the loss or damage is either covered by the Tenant’s insurance or is required to be covered by the Tenant’s insurance pursuant to this Lease.  Tenant agrees that all policies of insurance obtained by it pursuant to the terms of this Lease shall contain provisions or endorsements thereto waiving the insurer’s rights of subrogation with respect to claims against Landlord, and, unless the policies permit waiver of subrogation without

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notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease.

Section 13.03.  INDEMNIFICATION AND WAIVER.

(a)  Tenant’s Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees, attorneys and agents  (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all losses and damages (excluding consequential and punitive damages) arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises, the Building, or the Project and shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, reasonable attorney fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease.  Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant’s expense by counsel satisfactory to Landlord in its reasonable discretion.  The provisions of this Section 13.03 shall survive the expiration or earlier termination of this Lease.

(b)  Waiver of Landlord Liability.  As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, and Tenant hereby waives all claims with respect thereto against Landlord and its affiliates and their respective officers, shareholders, partners, managers, members, employees, contractors and agents, except if directly caused by Landlord’s gross negligence or willful misconduct, and Tenant waives all claims against such parties for any and all losses, damages (including consequential or punitive damages) and other costs arising from any cause whatsoever (unless caused by Landlord’s gross negligence or willful misconduct), including, without limitation, any such injury or damage caused by or resulting from (i) fire, explosion, smoke, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances, fixtures or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, (ii) the acts or omissions of any other tenant or any officer, agent, employee, contractor or guest of any such tenant (iii) interference with the electrical service, ventilation, utilities or other services to the Premises, (iv) any latent defect in the Premises or Building, (v) any act, omission, event or circumstance for which Tenant is required to insure, or (vi) any construction, Alterations or repair required or permitted to be performed by Tenant or Landlord under this Lease.  Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Premises.

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               (c)     Landlord Indemnity.      Landlord shall indemnify and hold Tenant harmless from and against all liability, cost or expenses, including reasonable attorney fees, on account of any and all claims of third parties for any injury to person or property or any loss or claim incurred by or asserted against Tenant arising from Landlord’s gross negligence or willful misconduct with respect to the use or condition of the Building (other than the Premises) or the common areas.

ARTICLE XIV

OFFSET STATEMENT, ESTOPPEL, ATTORNMENT AND SUBORDINATION

Section 14.01.  OFFSET STATEMENT, ESTOPPEL.  At any time and from time to time upon written request by Landlord, Tenant hereby agrees to deliver within ten (10) days after request, an offset statement or estoppel certificate in or upon the form supplied by Landlord or any existing or proposed ground lessor, mortgagee or assignee, certifying (if such be the case):  (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefore); (b) that this Lease is in full force and effect, and (c) that there are no defenses or offsets to the obligations of Tenant hereunder and that there are no defaults by Tenant or Landlord hereunder (or stating those claimed by Tenant), and (d) such other information as may be reasonably required by Landlord or such proposed ground lessor, mortgagee, or assignee.

Section 14.02.  ATTORNMENT.  Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises or in the event of any termination of any underlying lease, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser or lessor under any underlying lease as Landlord under this Lease, without change in the terms or other provisions of such Lease; provided, however, that the successor in interest shall not be bound by (a) any payment of rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by the Tenant of its obligations under the Lease, (b) any security deposited with any landlord under the Lease except to the extent said successor actually receives such deposit, (c) any act or omission, or default by any previous landlord under the Lease, (d) any other existing or past offsets or defenses that the Tenant may have under the Lease, and (e) any amendment or modification of the Lease made without the consent of the Assignee or such successor in interest.

Section 14.03.  SUBORDINATION.  This Lease, and all rights and interests of Tenant hereunder, at Landlord’s option, shall be subordinate to the Ground Lease, any other ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Building or any interest of Landlord therein (collectively “Mortgage”) and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default unless this Lease is otherwise terminated pursuant to its terms.  If any mortgagee, trustee or ground lessor shall elect to have this Lease be senior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed senior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof.  Tenant

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agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any Mortgage.  Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant or, at Landlord’s option, Landlord shall execute such documents on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such documents in accordance with this Section.

ARTICLE XV

ASSIGNMENT AND SUBLETTING

Section 15.01.  ASSIGNMENT AND SUBLETTING

(a)  Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, collaterally assign, or otherwise transfer or encumber (referred to as "Assignment of Interest") all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent.  Landlord's consent to an Assignment of Interest shall not be unreasonably withheld.  Landlord shall not approve an Assignment of Interest to any party, which is or has been within the prior twelve (12) months a tenant in the Project.  Landlord shall provide a response to Tenant's request for consent hereunder within thirty (30) days of delivery of a request for Landlord's approval.  Failure of Landlord to provide a response shall be deemed approval.  Any attempted Assignment of Interest without Landlord's prior written consent shall be void, and shall constitute a material default and breach of this Lease without a requirement for notice to Tenant under any provision of this Lease.  "Transfer" within the meaning of this Section 15.01(a) shall include any merger, reorganization, or similar transaction to which the Tenant's consent is required, the sale or transfer of all or substantially all of Tenant's assets or the transfer a controlling interest in Tenant's stock or ownership interests.

(b)  No assignment or subletting shall release Tenant of Tenant's obligations hereunder or alter the primary liability of Tenant to pay all Base Rent and Additional Rent due under this Lease and to perform all obligations to be performed by Tenant under this Lease.

(c)  Upon any default under this Lease, Landlord may proceed directly against Tenant or anyone else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord's remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord or Tenant.  Landlord's written consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant, nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated in writing by Landlord at the time. No assignment of this Lease shall be effective unless and until Tenant shall deliver to Landlord an agreement in form and substance satisfactory to Landlord pursuant to which such assignee assumes and agrees to be bound by all of the terms, covenants,

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conditions, provisions and agreements of this Lease.  No sublease entered into by Tenant shall be effective unless it contains an agreement of the subtenant to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to the subleased portion of the Premises.  Tenant shall use only such form of sublease as has been approved by Landlord, in Landlord’s sole discretion.

ARTICLE XVI

DESTRUCTION OF PREMISES

Section 16.01.  TOTAL OR PARTIAL DESTRUCTION.  If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered wholly untenantable, Landlord shall cause such damage to be repaired, and the rental shall not be abated.  If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord shall cause such damage to be repaired, and until the Premises have been restored and rendered tenantable, the rental shall abate, or Landlord may at its election terminate this Lease and the tenancy hereby created by giving to Tenant within the sixty (60) days following the date of said occurrence, written notice of Landlord’s election to do so and in the event of such termination rent shall be adjusted as of such date.  Landlord’s obligation to repair under this Section 16.01 (i) is expressly limited to the extent of any insurance proceeds paid to and received by Landlord, and (ii) shall at all times be subject to obtaining all necessary approvals from all applicable governmental entities, and the holder of any Mortgage and the willingness of such holder to make the proceeds of casualty insurance policies available to Landlord for such purposes.  Landlord shall not be liable for any delay that is beyond the reasonable control of Landlord in the completion of the repair and restoration of the Premises.   Landlord shall use said proceeds to restore the Premises to the condition it was in following completion by Tenant of its leasehold improvements, and in such event, Tenant shall restore and replace Tenant’s Improvements, except as aforesaid.  Notwithstanding any provision of this Section to the contrary, Landlord may relocate Tenant to a Substitute Premises.

Section 16.02.  PARTIAL DESTRUCTION OF BUILDING.  In the event that fifty per cent (50%) or more of the rented and rentable ground floor area of the Building shall be damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected by such fire or other cause, Landlord may at Landlord’s option either (1) repair such damage or destruction as soon as reasonably practicable at Landlord’s expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, including all Alterations other than Tenant’s Alterations, fixtures or equipment that are removable by Tenant (or which Landlord has required tenant to remove) upon the termination of this Lease, and this Lease shall continue in full force and effect, or (2) relocate Tenant to a Substitute Premises, or (3) give written notice to Tenant within ninety (90) days after the date of occurrence of such damage of Landlord’s intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

Section 16.03.  WAIVER.  Landlord and Tenant waive the provisions of any statute that relates to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

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Section 16.04.  NOTICE OF DAMAGE.  Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

ARTICLE XVII

EMINENT DOMAIN

Section 17.01.  TOTAL CONDEMNATION OF PREMISES.  If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up or adjusted, as the case may be, to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

Section 17.02.  PARTIAL CONDEMNATION.  If any part of the Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the Premises unsuitable for the business of Tenant, then at Landlord’s option, either the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding, or Landlord may relocate Tenant to a Substitute Premises.  Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease and rent shall be adjusted to the date of such termination.  In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord shall either promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect and rent shall be equitably adjusted, or Landlord may relocate Tenant to a Substitute Premises.

Section 17.03.  LANDLORD’S DAMAGES. In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the Landlord’s award paid for such condemnation and Landlord is to receive the full amount of such Landlord’s award, Tenant hereby expressly waiving any right or claim to any part thereof.

Section 17.04.  TENANT’S DAMAGES.  Although all Landlord’s damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be exposed in removing Tenant’s furniture, fixtures, leasehold improvements and equipment.  In the event of any condemnation or taking as aforesaid, whether whole or in part, Tenant shall not be entitled to any part of the Landlord’s award paid for such condemnation.  However, if Tenant’s award is granted in a lump sum with Landlord’s award, Landlord shall pay to Tenant therefrom such amount as is due to Tenant.

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ARTICLE XVIII

EVENTS OF DEFAULT

Section 18.01.  EVENTS OF DEFAULT

(a)  Definition.  In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events during the Lease Term (each, individually, an “Event of Default” and collectively, “Events of Default”) shall constitute a breach of this Lease by Tenant and Landlord may exercise the rights set forth in this Lease or as otherwise provided at law or in equity:

(i)  Tenant shall fail to pay any Base Rent or any Additional Rent (or cure any other default which is curable by the payment of money) within five (5) business days after the date when due.

(ii)  Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by the payment of money), and, unless expressly provided elsewhere in this Lease that no notice and/or opportunity to cure such default is to be afforded Tenant, such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, Tenant fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion within sixty (60) days.  Notwithstanding the above, Tenant must immediately remedy any default that imminently threatens an injury or harm to any person or property.

(iii)  Tenant shall become insolvent within the meaning of the United States Bankruptcy Code, as amended from time to time (the “Code“); shall have ceased to pay its debts in the ordinary course of business; shall be unable to pay its debts as they become due; shall make a general assignment for the benefit of creditors; shall file, take any action to file, or notify Landlord that Tenant intends to file, a petition, case or proceeding under any section or chapter of the Code, or under any similar law or statute of the United States or any state thereof relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; shall be adjudicated as a bankrupt or insolvent; shall seek to or consent to or acquiesce in the appointment of any receiver, trustee, liquidator or other custodian of Tenant or any material part of its properties, whether or not it relates to their interests in this Lease; or Tenant shall notify Landlord that it anticipates the occurrence of any of the foregoing conditions; or take any other action for the purpose of effecting any of the foregoing clauses.

(iv)  The Premises are effectively abandoned by Tenant, as evidenced by Tenant’s failure to occupy and use the Premises for a period of thirty (30) days.

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(v)  Any execution or attachment is issued against Tenant or any of its property whereupon the Premises shall be taken or occupied or attached, or attempted to be taken or occupied or attached by someone other than Tenant, which execution or attachment is not vacated within thirty (30) days thereafter.

(vi)  If Tenant is a sole proprietor or an entity with a single owner, Tenant or such owner dies or suffers a long term disability.

(vii)  Tenant does or permits to be done anything which creates a lien upon the Premises or the Building or the Project and such lien is not discharged by Tenant within fifteen (15) days after the filing thereof.

(viii)  This Lease shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Section 15.01.

(b)  Notice.  If an Event of Default relating to late payment of regular monthly installments of Base Rent or Additional Rent, or both, due under this Lease occurs more than two times within any calendar year, then, notwithstanding that each such Event of Default shall have been cured, any further default relating to late payment of any such monthly payments due under this Lease during such calendar year shall be deemed an Event of Default for which no notice or cure period shall apply.

Section 18.02.  LANDLORD’S REMEDIES UPON DEFAULT.

(a)  Termination or Possession.  Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, in addition to, or in lieu of, any and all remedies available to Landlord under the laws of the State of Colorado:

(i)  Landlord may give Tenant written notice of its election to terminate this Lease, effective on the date specified therein, whereupon Tenant’s right to possession of the Premises shall cease and this Lease, except as to Tenant’s liability determined in accordance with this Lease, shall be terminated.

(ii)  Landlord and its agents may immediately re-enter and take possession of the Premises, or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable for indictment, prosecution or damages therefore) and may repossess the Premises as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty in any manner of trespass, and without prejudice to any remedies for arrears of rent or Tenant’s breach of covenants or conditions.

(iii)  Should Landlord elect to re-enter as provided herein above or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be more or less than

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the period which would otherwise have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefore without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, except that all amounts actually collected shall be offset against damages otherwise payable by Tenant.  Landlord shall use reasonable efforts to the extent required by law to relet the Premises, but shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability.  No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease shall terminate as specified in said notice.

(iv)  Landlord may give Tenant written notice of its election to terminate any unexercised right of expansion, right of first offer, right of first refusal, right of renewal and/or any other similar right granted to Tenant under the terms of this Lease.

(b)  Waiver of Notice and Right to Re-Enter.  Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law.  Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Lease Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.  The words “re-enter“, “re-entry“ and “re-entered“ as used in this Lease shall not be deemed to be restricted to their technical legal meanings.  In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.  The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

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(c)  Damages.

(i)  In the event this Lease is terminated in accordance with the provisions of Section 18.02(a)(i), Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and any Additional Rent and any other sums due hereunder as of the date of termination of this Lease plus the Base and any Additional Rent which would have been owing by Tenant hereunder for the balance of the Lease Term (collectively, the “Aggregate Gross Rent“) had this Lease not been terminated, less the net proceeds, if any, received as a result of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting (collectively, the “Reletting Costs“).  Landlord shall be entitled to collect Base Rent, any Additional Rent and all other damages from Tenant monthly on the days on which Base Rent and any Additional Rent would have been payable hereunder if this Lease had not been terminated.  Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant, as liquidated damages and not as a penalty, the then value of the Aggregate Gross Rent and Reletting Costs less the aggregate rental value of the Premises for what otherwise would have been the unexpired balance of the Lease Term.  In the event Landlord shall relet the Premises for the period which otherwise would have constituted the unexpired portion of the Lease Term (or any part thereof), the amount of Base Rent and Additional Rent and other sums payable by the tenant thereunder shall be deemed prima facie to be the rental value for the Premises (or the portion thereof so relet) for the term of such reletting.  Tenant shall in no event be entitled to any rents collected or payable in respect of any reletting, whether or not such rents shall exceed the Base Rent and any Additional Rent reserved in this Lease.  Tenant shall bear the burden of proof in any proceeding to determine the “rental value“ for purposes of the above calculation.

(ii)  If Landlord does not elect to terminate this Lease, but takes possession, Tenant shall pay to Landlord the Base Rent and any Additional Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds received by Landlord, if any, of any reletting of the Premises by Landlord after deducting the Reletting Costs to the extent not paid to Landlord pursuant to the following sentence.  Tenant shall pay Base Rent and Additional Rent due Landlord, monthly, on the days on which rent would have been payable hereunder if possession had not been retaken.

(d)  Cumulative Remedies.  Suit or suits for the recovery of the rent and other amounts and damages may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease shall be deemed to require Landlord to await the date when this Lease would have expired had there been no default by Tenant, or no termination, as the case may be.  Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this

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Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance.  The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.  All such rights and remedies shall be considered cumulative and nonexclusive.  All costs incurred by Landlord in connection with collecting any rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorney fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be paid by Tenant to Landlord.

(e)  Miscellaneous.

(i)  This Lease shall continue in effect for so long as Landlord does not terminate it, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Base Rent and any Additional Rent, as the same become due under this Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s rights to possession unless Landlord shall have specifically elected to terminate this Lease.

(ii)  No payments of money by Tenant to Landlord after the expiration or other termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Lease Term, or make ineffective any notice given to Tenant prior to the payment of such money.  After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

(iii)  If Tenant is in default under the terms hereof, Landlord shall have the right to remove all the Tenant’s property from the Premises and dispose of said property in such a manner as determined best by Landlord, at the sole cost and expense of Tenant and without liability of Landlord for the actions so taken, subject to the rights of any mortgagee of Landlord.

Section 18.03.  BANKRUPTCY.

(a)  In the event that Tenant or any guarantor of this Lease shall become or be adjudicated bankrupt or insolvent, or if Tenant or any guarantor of Tenant shall file or acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or if Tenant or any guarantor of Tenant shall make an assignment or other conveyance in trust for the benefit of its

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creditors, or if any execution or attachment shall be issued against Tenant or Tenant’s property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant and such execution or attachment shall not be dismissed, vacated, discharged or bonded within sixty (60) days after issuance of same, or if a receiver or Trustee shall be appointed for Tenant and such receivership be not discharged within twenty (20) days from the date of such appointment, then upon the happening of any of said events, the term hereby demised shall, at the option of the Landlord, cease and determine, it being expressly agreed that the covenant hereinafter contained against the assignment of this Lease shall cover the case of the assignment of this Lease by operation of law as well as the assignment of this Lease by a voluntary act of Tenant.

(b)  If this Lease shall be so canceled and terminated, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court shall be entitled to remain in possession of the Premises but shall forthwith quit and surrender the Premises.  In no event, without the written approval of Landlord, which approval may be granted or withheld at its sole discretion, shall this Lease be or be considered an asset of Tenant’s estate in bankruptcy or insolvency, or any receiver or trustee (hereafter referred to as a “Trustee”) with respect thereto.

(c)  To the extent that Landlord’s right to cancel this Lease in accordance with the provisions of Article XVIII of this Lease is invalid or unenforceable under the Bankruptcy Reform Act of 1978 (the “Act”), as the same may be amended from time to time, or any other statute or rule of law, then the following provisions shall apply, to the extent valid and enforceable:

(d)  If there has been a default by Tenant under any provision of this Lease (other than this Section 18.03), the Trustee may not assume this Lease, unless, at the time of assumption of this Lease, the Trustee:

(i)  cures, or provides adequate assurance (to Landlord’s reasonable satisfaction) that the Trustee will promptly cure such default; and

(ii)  provides adequate assurance (to Landlord’s reasonable satisfaction) of future performance under the Lease, which shall include, without limitation, adequate assurance:

(iii)  of the source of rent and other consideration due under such Lease;

(iv)  that assumption or assignment of such Lease will not breach substantially any provision, such as a radius, location, use or exclusivity provision, in any other lease, financing agreement or master agreement relating to the Project; and

(v)  that assumption or assignment of this Lease will not disrupt substantially any tenant mix or balance in the Project.

                             (e) If there has been a default by Tenant, the Trustee may not require the Landlord to provide services or supplies incidental to this Lease before  assumption of this

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Lease unless the Landlord is compensated under the terms of this Lease for any unpaid services, supplies, Rent, Additional Rent, and any other amounts due under this Lease but unpaid by Tenant before assumption of this Lease.

(f)  If this Lease is terminated under the provisions of this Section 18.03, or by reason of rejection by the Trustee, Landlord shall be entitled to the recovery of damages, and such other remedies, as are provided for in this Article XVIII.  The foregoing sentence shall not, however, limit or prejudice the right of Landlord to petition for and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or arrangement proceeding an amount equal to the maximum allowed by the Act or any other statute or rule of law governing such proceedings and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in the preceding sentence.

Section 18.04.  LANDLORD DEFAULT.  If Tenant believes that Landlord is in default of any of Landlord’s obligations hereunder, Tenant shall give Landlord written notice of default.  If Landlord does not cure such default within thirty (30) days after notice, or, if the default cannot reasonably be cured within a thirty (30) day period, if Landlord has not begun to take curative action or is not diligently pursuing completion of such curative action, then Tenant may, as its sole remedy for such default, bring an action for specific performance, damages, or both.  Tenant’s default notice shall be sent to mortgagees as specified later in this Lease.  Under no circumstances shall Tenant be entitled to terminate this Lease, offset Base Rent or Additional Rent, or use self-help in the event of a default or alleged default by Landlord under this Lease.

Section 18.05.  LEGAL EXPENSES.  In the event that either party hereto shall bring legal action against the other party, then the prevailing party shall be entitled to reimbursement from the other party for all expenses thus incurred, including reasonable attorneys’ fees.

Section 18.06.  DISTRAINT.  In addition to all other rights and remedies of Landlord, Landlord shall, to the extent permitted by law, have a right of distress for rent and a first lien on all of Tenant’s furniture, fixtures and equipment in the Premises, free and clear of all liens, encumbrances or equipment leases, as security for rent and all other charges payable hereunder for the Lease Term and for the performance of all of the covenants, terms and conditions to be performed by Tenant under this Lease.  Subject to the provisions hereof, upon Tenant’s default or breach of any covenants of this Lease, Landlord shall have all remedies available under the law of the State of Colorado, including but not limited to the right to take possession of the above-mentioned property and dispose of it by sale in a commercially reasonable manner.  Tenant shall execute and deliver from time to time financing statements at Landlord’s request for the purpose of perfecting and serving notice to third parties of the security interest herein granted.  Landlord acknowledges no ownership interest in Tenant’s property identified above.

Section 18.07.  WAIVER OF JURY TRIAL.  THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT,

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 TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OR INJURY OR DAMAGE.

Section 18.08.  LATE PAYMENT FEES AND INTEREST CHARGE .  In the event that: 1) any installment or payment of Base Rent is not received by the fifth (5th) day of the applicable month of the Lease Term, or 2) Additional Rent or any other sum required hereunder to be paid by Tenant to Landlord is not received by Landlord on or before the fifth (5th) calendar day after written notice that the same is due and payable, or 3) a check is tendered to Landlord which is returned by Landlord’s bank for insufficient funds, (each of which a “late payment”) then for each and every such late payment, in addition to the payment then in arrears, Tenant shall immediately pay to Landlord, as Additional Rent, a late payment fee equal to five percent (5%) of the unpaid principal sum due plus interest accruing on the unpaid sum at the rate of one and one half percent (1½%) per month beginning on the date such money becomes due and payable until such money is paid in full.  The provisions in this Lease providing for the payment of a late payment fee shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated.  Notwithstanding the imposition of such late payment fees pursuant to this Section 18.08, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for, nor collection by, Landlord of such delinquent principal sums and late payment fees shall be construed as a cure of such default on the part of Tenant.

ARTICLE XIX

HOLDING OVER, SUCCESSORS

Section 19.01.  HOLDING OVER.  Any holding over after the expiration of the Lease Term hereof shall be construed to be a tenancy from month to month and the minimum monthly rent payable during such holdover period shall be an amount equal to one and one-half times the Base Rent and Additional Rent payable during the last twelve month period of the Lease Term (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

Section 19.02.  SUCCESSORS.  All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties, and if there shall be more than one party hereto as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.  No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 15.01 hereof.

ARTICLE XX

QUIET ENJOYMENT

                Section 20.01.NO HINDRANCE. Landlord warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on

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payment of the rent and performing the covenants herein contained, shall peaceably and quietly have, hold and enjoy the demised Premises for the uses and purposes herein set forth during the full Lease Term, provided, however, that Tenant accepts this Lease subject and subordinate to the Ground Lease, any recorded mortgage, deed of trust, underlying lease, or other lien currently existing upon the Premises.  Landlord is hereby vested with full power and authority to subordinate Tenant’s interest hereunder to any mortgage, deed of trust, or other lien hereafter placed on the Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect during the Lease Term so long as Tenant shall continue to perform all of the covenants of this Lease.

Section 20.02.COVENANT OF LANDLORD AND TENANT.  Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay rent when due under this Lease and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this lease.

ARTICLE XXI

MISCELLANEOUS

Section 21.01.  WAIVER.  No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Lease shall be deemed to be waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.  The acceptance of rent shall not be deemed a waiver of any preceding breach, and no waiver shall be deemed to have been given except if same be in writing. The failure of the Landlord to collect any amount due pursuant to this Lease, whether Base Rent or Additional Rent, shall not act as a waiver of the collection of such amount, provided, however, that no action shall be brought to collect any such amount more than five (5) years after the expiration of this Lease.

Section 21.02.  ACCORD AND SATISFACTION.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter which may accompany any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 21.03.  ENTIRE AGREEMENT.  This Lease, the Riders and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

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Section 21.04.  CHANGE OF NAME.  Tenant agrees not to change the advertised name of the business operated in the Premises without the written permission of Landlord.

Section 21.05.  NO PARTNERSHIP.  Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of Tenant’s business or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

Section 21.06.  FORCE MAJEURE.  In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay (“Force Majeure Delay”). The provisions of this section shall not operate to excuse Tenant from prompt payment of Base Rent, Additional Rent or any other payments required of Tenant by the terms of this Lease.

Section 21.07.  NOTICES, PLACE RENT PAYABLE.

(a)  Any and all notices required or which either party herein may desire to give to the other (each, a “Notice”) shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, such as Federal Express or Airborne Express, or by personal service, or by electronic facsimile with proof of receipt, and shall be deemed to be given on the third business day after the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier, or upon effecting personal service or delivery by facsimile, and shall be delivered to Landlord’s Notice Address or Tenant’s Notice Address, as appropriate.  The parties agree that copies of all Notices to be delivered to Landlord and Tenant hereunder shall be simultaneously delivered to the specified addresses for copies set forth in Section 1.01, if any.  Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.  Anything contained herein to the contrary notwithstanding, any bills or invoices for Base Rent, any Additional Rent or any Landlord’s Operating Statement may be given by hand or by mail (which need not be registered or certified) and, if so given, shall be deemed given on the date of delivery or refusal, if by hand, or on the third (3rd) business day following the date of posting, if mailed.

(b)  Notices given hereunder by any party may be given by legal counsel for such party or by Landlord’s agent.  The foregoing notice provisions shall in no way prohibit notice from being given as provided in the rules of civil procedure of the state of Colorado, as the same may be amended from time to time and any notice so given shall constitute notice herein.

Section 21.08.  CAPTIONS AND SECTION NUMBERS.  The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience

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and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

Section 21.09.  TENANT DEFINED, LANDLORD DEFINED.  The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more.  If there shall be more than one party hereto as Tenant, the liability of each party under this Lease as Tenant shall be joint and several, and any notice required or permitted by the terms of this Lease may be given by or to any one thereof.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

The term “Landlord” as used in this Lease means only the ground lessee under the Ground Lease so that in the event of any assignment of such ground lessee’s interest in the Ground Lease or further sub-lease of the entire Building or an assignment of this Lease, the assignor or sub-lessor shall be and hereby is entirely freed and relieved of all obligations of “Landlord” hereunder, and Tenant shall look solely to the successor in interest of the assignor or sub-lessor as “Landlord” under this Lease upon delivery to Tenant of notice of such assignment or sub-lease; provided, however, that any funds in the hands of the assignor or sub-lessor in which Tenant has an interest shall be delivered to the assignor or sub-lessor’s successor in interest, and provided, further, that the successor in interest shall execute an agreement assuming all of the obligations of “Landlord” under this Lease from and after the date of such assignment or sub-lease (but shall not be required to assume any obligations that accrued prior to such transfer.)  This Lease shall not be affected by such transfer or lease, and Tenant agrees to attorn to the transferee or assignee, such attornment to be effective and self-operative without the execution of any further instrument by the parties to this Lease.

Section 21.10.  GOVERNING LAW, PARTIAL INVALIDITY.  This Lease shall be construed and governed by the laws of Colorado.  If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable under the laws of the said State, or otherwise, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 21.11.  REPRESENTATION OF PARTIES.  The parties hereto represent and warrant to each other that neither has been represented by any broker in connection with the negotiation and/or execution of this Lease other than Landlord’s Broker and Tenant’s Broker on behalf of Landlord and Tenant, respectively, and that there are no claims for brokerage commissions or finder’s fees in connection therewith except as previously agreed to in writing between Tenant and Landlord, and that neither has dealt with a person, firm or corporation in connection herewith.  Each of the parties hereto agrees to indemnify and hold harmless the other party against and from all liabilities arising from any such claim including, without limitation, the cost of counsel fees in connection therewith.

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Section 21.12.  NO OPTION.  The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

Section 21.13.  RECORDING.  Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord.  Upon Landlord’s request, Tenant agrees to execute and acknowledge a short form lease in recordable form, indicating the names and addresses of Landlord and Tenant, a description of the Premises, the Lease Term, the Lease and Rent Commencement Dates and Expiration Date, and options for renewal, if any, but omitting Base Rent and other terms of this Lease.  Further, upon Landlord’s request, Tenant agrees to execute and acknowledge a termination of lease in recordable form to be held by Landlord until the Expiration Date or earlier termination of the Lease Term.

Section 21.14.  LANDLORD’S LIABILITY.  IT IS SPECIFICALY UNDERSTOOD AND AGREED THAT THERE SHALL BE NO PERSONAL LIABILITY ON LANDLORD IN RESPECT TO ANY OF THE COVENANTS, CONDITIONS OR PROVISIONS OF THIS LEASE.  In no event shall Landlord be liable to Tenant for any failure of other tenants in the Building to occupy their spaces or operate their businesses, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants.  Notwithstanding anything to the contrary provided in this Lease, neither Landlord, nor any member, manager, general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect member, manager or partner in such members or partners, nor any disclosed or undisclosed officers, managers, members, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease.  If Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to Landlord’s interest in the Building for the satisfaction of Tenant’s remedies and any judgment or award entered against Landlord.

Section 21.15.  ABANDONED PROPERTY.   Any property owned by Tenant and left in the Premises after this Lease terminates, or after Tenant vacates the Premises, shall be deemed abandoned property and Landlord shall have the right, but not the obligation, to dispose of such property, without liability to Tenant for the disposal of such property.

Section 21.16.  AUTHORITY OF TENANT.  Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.  Tenant shall, at the time of execution of this Lease, deliver to Landlord a document to this effect.

Section 21.17.      FINANCIAL STATEMENTS. Tenant shall, when requested by Landlord, furnish to Landlord a true and accurate statement of its financial condition for its most recent fiscal year, prepared in conformity with generally recognized accounting principles. Landlord agrees to treat Tenant’s financial statements as confidential and agrees to disclose them only to prospective purchasers or ground lessors of the Premises or to lenders.

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Section 21.18.  AUTHORITIES FOR ACTION.  Landlord may act through its managing agent for the Building or through any other person who may from time to time be designated by Landlord in writing.  Tenant shall designate in writing one or more persons to act on its behalf and may from time to time change such designation by written notice to Landlord.  In the absence of any such designation, the person or persons executing this Lease on behalf of Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

Section 21.19.  SEVERABILITY.  If any term or provision of this Lease or the application thereof to any person or circumstances shall be declared by a judicial body to be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 21.20.  INTERPRETATION.

(a)  Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

(b)  All pronouns and any variances thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural, when the context requires.

(c)  No remedy or election given pursuant to any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies at law or in equity as otherwise specifically provided herein.

(d)  If, and to the extent that, any of the provisions of any amendment, modification or rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the rules and regulations appended to this Lease, whether or not such inconsistency is expressly noted in such amendment, modification or rider, the provisions of such amendment, modification or rider shall prevail, or in case of any inconsistency with the rules and regulations, such rules and regulations shall be deemed to be waived with respect to Tenant to the extent of such inconsistency.

(e)  The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only.

(f)  This Lease shall be construed in accordance with the laws of Colorado.

                              (g)     Landlord and Tenant each acknowledge and warrant that it has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease is the result of negotiations between the parties and their respective attorneys and no provision shall be construed against a party solely on the basis of authorship.

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Section 21.21.  NO LIGHT, VIEW OR AIR EASEMENT.  This Lease does not grant any rights to light, view, or air to, from or over the Premises to the extent such items are affected by activities occurring off the Premises.  Any diminution or shutting off of light, view, or air by any structure which is now or hereafter erected on or off the Building property shall not affect this Lease or impose any liability on Landlord.

               Section 21.22.      FURNITURE.  Tenant shall receive all furniture located within the Premises for the sum of $1.00. Landlord to provide Tenant with a Bill of Sale for all furniture.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

LANDLORD:

WITNESS:	DENVER WEST OFFICE LEASING COMPANY, LLC

/s/ P. Ilenfeld	By: /s/ Ryan R. Toole	(SEAL)
Its: General Manager

TENANT:

WITNESS/ATTEST:	V2K WINDOW FASHIONS, INC.

/s/ Randy Lewis	By: /s/ Samuel Smith	(SEAL)
Print Name: Samuel Smith
Its: Vice President